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                                                                       EX99.A10A
MINNESOTA MUTUAL                                        EVIDENCE OF INSURABILITY

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The Minnesota Mutual Life Insurance Company . Group Insurance . 400 Robert
Street North . St. Paul, Minnesota 55101-2098
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PLAN SPONSOR/POLICYHOLDER                 POLICY NUMBER


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NAME                                                     DATE OF BIRTH          SOCIAL SECURITY NUMBER             GENDER


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STREET ADDRESS                        CITY               STATE         ZIP CODE              DAYTIME TELEPHONE NUMBER


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FOR HOME TELEPHONE NUMBER      OCCUPATION      DATE OF EMPLOYMENT      SALARY     HEIGHT     WEIGHT       INSURANCE AMOUNT APPLIED
Yes           No
[_]           [_]            1.   During the past three years, have you for any reason consulted a physician or other health care provider, or been hospitalized?

[_]           [_]            2.   Have you ever been treated for or advised that you had any of the following: heart, lung, nervous, kidney, or liver disorder; high blood pressure; drug abuse including alcohol; cancer or tumor;
                                  diabetes?

[_]           [_]            3.   Have you ever been treated for or advised that you had any of the following: heart, lung, nervous, kidney, or liver disorder; high blood pressure; drug abuse including alcohol; cancer or tumor;
                                  diabetes?

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If the answer is "Yes", give particulars on the reverse side. Please include dates, name and address of physicians or hospitals, the reason for the visit or consultation and, in your own words, the diagnosis that was made.

The information contained in this application is true and complete to the best of my knowledge and belief. To determine my insurability or for claim purposes, I authorize any person(s), medical practitioner, institution, insurance company or the Medical Information Bureau to give any medical or non-medical information about me including alcohol or drug abuse, to The Minnesota Mutual Life Insurance Company ("Company"), St. Paul, Minnesota 55101-2098 and its reinsurers. I authorize all said sources, except the Medical Information Bureau, to give such information to any agency employed by The Minnesota Mutual Life Insurance Company to collect and transmit such information. I understand in determining eligibility for insurance or benefits, this information may be made available to underwriting, claims, medical and support staff to The Minnesota Mutual Life Insurance Company.

This information shall be valid for 26 months from the date this application is signed. A photocopy shall be as valid as the original. I have read this authorization and the Consumer Privacy Notice on the back, and understand I may receive copies. The guaranteed amount of insurance will be effective only if this application is dated prior to the end of the enrollment period. The Company shall incur no liability until this application is approved by the Company and the first premium paid while my health and other conditions affecting my insurability are as described on this application.


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SIGNATURE                                DATE


X
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94-18669
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ADDITIONAL HEALTH INFORMATION:
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                                        Name and
                                       Address of
                                         Doctor,                     Diagnosis
                             Question    Clinic,     Reason for         and
Name                         Number     Hospital    Consultation     Treatment





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                                IMPORTANT NOTICE

The information you provide will be treated as confidential except that The Minnesota Mutual Life Insurance Company or its reinsurers may make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies which operates an information exchange on behalf of its members. Upon request by another member insurance company to which you have applied for life or health insurance coverage or to which a claim is submitted, the Medical Information Bureau will supply such company with the information it may have in its files.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's File, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, MA 02112; Telephone (617)426-3660.

The Minnesota Mutual Life Insurance Company may also release the information in its file to other life insurance companies to whom you apply for life or health insurance or to whom a claim for benefits may be submitted. Personal information may be obtained in connection with this application from you or others in certain circumstances without your authorization. You have a right to know about and correct any personal information about you in our files. If you would like a more detailed explanation of our information practices, please contact: Group Underwriting Department, The Minnesota Mutual Life Insurance Company, 400 Robert Street North, St. Paul, Minnesota 55101-2098.

                                    MINNESOTA MUTUAL

                                    The Minnesota Mutual Life Insurance Company

                                    400 Robert Street North
                                    St. Paul, Minnesota  55101-2098

                            FOR HOME OFFICE USE ONLY
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EMPLOYEE                                       SPOUSE                                        CHILD
[_]  Approved                                  [_]  Approved                                 [_]  Approved
[_]  Declined                                  [_]  Declined                                 [_]  Declined
[_]  Declined as Incomplete                    [_]  Declined as Incomplete                   [_]  Declined as Incomplete
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By:                  Date:                     By:                   Date:                    By:                  Date:

Currently in force   Currently Applied for     Currently in force    Currently Applied for    Currently in force   Currently
                                                                                                                   Applied for

GI:    $______       GI:    $______            GI:     $______       GI:    $_______          GI:    $______       GI:    $_______

U/W:   $______       U/W:   $______            U/W:    $______       U/W:   $_______          U/W:   $______       U/W:   $_______
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